SUB-ITEM 77H

As of May 31, 2001, the following person or entity now own more than 25% of a fund's voting security:

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PERSON/ENTITY                             FUND                      PERCENTAGE
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MFS Fund Distributors, Inc.                FDG                       49.96%
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John W. Ballen                             FDG                       33.71%
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MFS Fund Distributors, Inc.                GSF                       98.58%
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MFS Distributors, Inc.                     GKF                       99.98%
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MFS Fund Distributors, Inc.                MPF                       33.71%
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MFS Fund Distributors, Inc.                 ECF                       100%
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